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                                                                EXHIBIT 10.34.4

                               NOVATION AGREEMENT


        Esmor Inc. (Transferor) a corporation duly organized and existing under the laws of the state of Delaware with its principal office in Sarasota, Florida; the Corrections Corporation of America (Transferee), a corporation duly organized and existing under the laws of the state of Delaware, with its principal office in Nashville, Tennessee; and the UNITED STATES OF AMERICA (Government) enter into this Agreement as of June 13, 1996.

        (a) THE PARTIES AGREE TO THE FOLLOWING FACTS:

        (1) The Government, represented by the Contracting Officers of the United States Department of Justice, Immigration and Naturalization Service, has entered into a contracts with the Transferor, Contract ERO-93-C-0004. The term "the contract", as used in this Agreeement, means the above contract, modifications, and delivery orders including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under this contract and delivery orders). Included in the term the contracts are also all modifications made under the terms and conditions of these contracts and delivery orders between the Government and the Transferee, on or after the effective date of this Agreement.

        (2) As of June 13, 1996, the Transferor has transferred to the Transferee all the assets of the Transferor related to the performance of this contract by virtue of a purchase and sales agreement dated December 15, 1995 and a lease transfer agreement dated June 13, 1996, between the Transferor and the Transferee.

        (3) The Transferee has acquired all the assets of the Transferor utilized in the performance of this contract by virtue of the above transfer.

        (4) The Transferee has assumed all obligations and liabilities of the Transferor under the contract by virtue of the above transfer.

        (5) The Transferee is in a position to fully perform all obligations that may exist under the contract.

        (6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the contract.

        (7) Evidence of the above transfer has been filed with the Government.


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(b) IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS AGREEMENT.

        (1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the contract.

        (2) The Transferee agrees to be bound by and to perform the contract in accordance with the conditions contained in the contract. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the contracts as if the Transferee were the original party to the contract.

        (3) The Transferee ratifies all previous actions taken by the Transferor with respect to the contract, with the same force and effect as if the action had been taken by the Transferee.

        (4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the contract. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the contracts as if the Transferee were the original party to the contract. Following the effective date of this Agreement, the term Contractor, as used in this contract, shall refer to the Transferee.

        (5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor, however, the Government hereby waives any releases the Transferor from any claims or rights it had against the Transferor as of the date of this novation.

        (6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the contract, shall be considered to have discharged those parts of the Government's obligations under the contract. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the contract, to the extent of the amounts paid or reimbursed.

        (7) Solely with the respect to the calculation of costs charged to Government contracts, the Transferee will not write-up the value of the depreciated assets transferred to it by the Transferor with respect to any current contracts or any future contracts entered into with the Government.

        (8) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the contract.


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        (10) The contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.



        UNITED STATES OF AMERICA,

By /s/ G. J. Riordan
  --------------------------------------

Title  Administrative Contracting Officer
      -----------------------------------




                 ESMOR, Inc.

By /s/ J. F. Slattery
  --------------------------------------

Title              President
     -----------------------------------

(CORPORATE SEAL)





        CORRECTIONS CORPORATION OF AMERICA,

By /s/ Doctor R. Crants
  --------------------------------------

Title          Chairman & CEO
     -----------------------------------

(CORPORATE SEAL)
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CERTIFICATE

I, Aaron Speisman, certify that I am the Secretary of ESMOR Inc.; that James
F. Slattery who signed this Agreement for this corporation, was then President of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers.


Witness my hand and seal of this corporation this 20th day of April 1996


By /s/    Aaron Speisman
  ---------------------------

(CORPORATE SEAL)


CERTIFICATE

I, Darrell K. Massengale, certify that I am the Secretary of CORRECTION CORPORATION of AMERICA; that Doctor R. Crants, who signed this Agreement for this corporation, was then Chairman & CEO of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers.


Witness my hand and the seal of this corporation this 3rd day of May 1996.


By /s/ Darrell K. Massengale
  --------------------------

(CORPORATE SEAL)